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                                                                     Exhibit (n)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 17/Amendment No. 43 to Registration Statement File Nos. 333-133675/811-07534 on Form N-6 of our report dated March 25, 2016, relating to the financial statements and financial highlights comprising each of the Divisions of Paragon Separate Account B; our report dated March 24, 2016, relating to the consolidated financial statements and financial statement schedules of Metropolitan Life Insurance Company and subsidiaries; and our report dated April 22, 2016, relating to the consolidated financial statements of General American Life Insurance Company and subsidiary (the "Guarantor") (which report expresses an unmodified opinion and includes an emphasis-of-matter paragraph related to the Guarantor being a member of a controlled group); all appearing in the Statements of Additional Information, which are part of such Registration Statement, and to the references to us under the headings "Independent Registered Public Accounting Firm" also in such Statements of Additional Information.

/s/ DELOITTE & TOUCHE LLP

Tampa, Florida
April 25, 2016